Exhibit 99.1

CONTACTS:

Media:	Bill Mintz John Roper	(713) 296-7276 (281) 302-2646

Investors:	Patrick Cassidy Castlen Kennedy	(713) 296-6100 (713) 296-7189

Website: www.apachecorp.com

APACHE REPORTS STRONG FIRST-QUARTER RESULTS

AS RECORD PRODUCTION LEVERAGES HIGHER OIL PRICES

Houston, May 3, 2012 – Apache Corporation (NYSE, Nasdaq: APA) reported record worldwide production in the first-quarter of 2012 as the company benefitted from higher prices for oil and natural gas liquids and its balanced approach helped it weather the continuing deterioration of North American natural gas prices. Daily production increased 7 percent over the same period the prior year, adjusted for dispositions.

Worldwide production was 769,000 barrels of oil equivalent (boe) per day, compared with 732,000 boe per day the same period the year before. Last year’s total included 11,000 boe per day from certain assets in Canada and East Texas that were sold in the second half of 2011.

U.S. liquids production reached 148,000 barrels per day, representing an 11 percent increase over first-quarter 2011 results, as global liquids production rose 6 percent over the same period.

Apache reported earnings of $778 million, or $2.00 per diluted share, for the three-month period ending March 31, 2012, reflecting the impact of a $390-million non-cash, after-tax reduction in the carrying value of its oil and gas properties in Canada stemming from lower North American natural gas prices. For the same period last year, Apache reported earnings of $1.1 billion, or $2.86 per diluted share.

Apache’s adjusted earnings*, which exclude the write-down and certain other items that impact the comparability of operating results, totaled $1.2 billion or $3.00 per diluted common share compared to adjusted earnings of $1.1 billion or $2.90 per share in the prior-year period.

Apache reported record revenues of $4.5 billion in the first quarter. Cash from operations before changes in operating assets and liabilities* rose 18 percent to $2.6 billion.

“Apache is off to a strong start with first-quarter daily production growth of 7 percent, adjusted for 2011 asset sales,” said G. Steven Farris, chairman and chief executive officer. “We expect overall production to continue to grow on the strength of an active worldwide drilling program, including accelerated activity on the 312,000 newly acquired acres in the Anadarko Basin.”

Operational highlights:

•	Apache has increased onshore U.S. drilling activity from 36 rigs operating at the beginning of the year to 56 currently, a rise of 56 percent.

•

Permian Basin production rose to 99,000 boe per day in the current quarter as a result of increased drilling and recompletion activity in liquids-rich plays, representing an 18 percent rise from the first quarter of 2011. Apache currently operates 31 rigs in the region, including six horizontals.

•

With the recently completed acquisition of Cordillera Energy Partners III, Apache more than doubled its position in the Anadarko wash play to nearly 550,000 acres. The company has increased its exposure to the horizontal Granite Wash, Tonkawa, Cleveland and Marmaton gas condensate and oil plays. Rig count has increased from six at the beginning of the year to the current total of 22 of which 21 are horizontal.

Apache’s diverse portfolio of worldwide assets enabled the company to post strong financial results despite low North American natural gas prices. Liquid hydrocarbons represented 50 percent of production but contributed 82 percent of revenues due to the wide gap between crude oil and natural gas prices.

Apache’s results also reflect the benefit of higher prices realized on Dated Brent crude produced in the company’s Australia, North Sea and Egypt regions, and on sweet crude from the Gulf of Mexico region. Apache received these premium prices on approximately 75 percent of its crude oil production. Worldwide, the overall average price received was $111.22 per barrel during the period, up from $97.83 in the first quarter of 2011.

While North American natural gas price realizations fell 22 percent over the prior-year period, Apache’s international regions, which represent 38 percent of its total gas volumes, saw prices rise 17 percent to $4.02 per Mcf. The worldwide average price received this quarter for natural gas was $3.82 per Mcf, compared with $4.32 per Mcf in the same quarter the previous year.

Apache confirmed its projected 2012 production growth forecast of 7 percent to 13 percent from full-year 2011 production levels, after adjusting for 2011 divestitures.

NOTE: Apache will conduct a conference call to discuss its first-quarter 2012 results at 1 p.m. Central time on Thursday, May 3. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. on May 3. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 42313544.

*	Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations including statements about our drilling plans and production expectations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2011 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter Ended March 31,
	2012	2011
REVENUES AND OTHER:
Oil and gas production revenues	$4,457	$3,878
Other	79	47

	4,536	3,925

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	1,219	936
Additional	521	—
Asset retirement obligation accretion	55	37
Lease operating expenses	673	623
Gathering and transportation	77	76
Taxes other than income	257	164
General and administrative	128	112
Merger, acquisitions & transition	6	5
Financing costs, net	40	45

	2,976	1,998

INCOME BEFORE INCOME TAXES	1,560	1,927
Current income tax provision	725	643
Deferred income tax provision	38	150

NET INCOME	797	1,134
Preferred stock dividends	19	19

INCOME ATTRIBUTABLE TO COMMON STOCK	$778	$1,115

NET INCOME PER COMMON SHARE:
Basic	$2.02	$2.91
Diluted	$2.00	$2.86

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	385	383
Diluted	399	397

DIVIDENDS DECLARED PER COMMON SHARE	$0.17	$0.15

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter Ended March 31,
	2012	2011
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$794	$615
Canada	198	266

North America	992	881

Egypt	250	193
Australia	78	162
North Sea	196	210
Argentina	84	69
Other International	21	—

International	629	634

Worldwide Exploration & Development Costs	$1,621	$1,515

Gathering, Transmission and Processing Facilities
United States	$12	$—
Canada	44	42
Egypt	17	29
Australia	172	51
Argentina	4	—

Total Gathering, Transmission and Processing	$249	$122

Capitalized Interest	$66	$60

Capital Expenditures, excluding Acquisitions	$1,936	$1,697

Acquisitions	$60	$11

(1)	Accrual basis

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	March 31,	December 31,
	2012	2011
Cash and Cash Equivalents	$245	$295
Other Current Assets	4,709	4,508
Property and Equipment, net	45,829	45,448
Goodwill	1,114	1,114
Other Assets	1,340	686

Total Assets	$53,237	$52,051

Short-Term Debt	$429	$431
Other Current Liabilities	4,269	4,532
Long-Term Debt	7,444	6,785
Deferred Credits and Other Noncurrent Liabilities	11,380	11,310
Shareholders' Equity	29,715	28,993

Total Liabilities and Shareholders' Equity	$53,237	$52,051

Common shares outstanding at end of period	384	384

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended March 31,
	2012	2011
OIL VOLUME—Barrels per day
Central	6,466	5,046
Permian	56,481	48,280
GOM Deepwater	5,801	5,322
GOM Shelf	46,732	46,558
GC Onshore	10,448	8,517

United States	125,928	113,723
Canada	15,582	14,704

North America	141,510	128,427

Egypt	99,490	108,876
Australia	30,398	34,720
North Sea	65,946	46,968
Argentina	9,632	9,617

International	205,466	200,181

Total	346,976	328,608

NATURAL GAS VOLUME—Mcf per day
Central	166,452	215,612
Permian	180,253	159,005
GOM Deepwater	46,996	60,589
GOM Shelf	332,140	348,845
GC Onshore	91,652	74,095

United States	817,493	858,146
Canada	636,227	642,729

North America	1,453,720	1,500,875

Egypt	376,067	371,514
Australia	224,337	182,922
North Sea	67,066	1,901
Argentina	211,193	188,092

International	878,663	744,429

Total	2,332,383	2,245,304

NGL VOLUME—Barrels per day
Central	3,512	787
Permian	12,650	9,341
GOM Deepwater	256	1,129
GOM Shelf	3,594	6,407
GC Onshore	2,305	1,588

United States	22,317	19,252
Canada	6,312	6,545

North America	28,629	25,797

Egypt	—	228
North Sea	1,966	—
Argentina	2,994	3,055

International	4,960	3,283

Total	33,589	29,080

BOE per day
Central	37,719	41,768
Permian	99,173	84,121
GOM Deepwater	13,890	16,549
GOM Shelf	105,683	111,106
GC Onshore	28,028	22,455

United States	284,493	275,999
Canada	127,932	128,370

North America	412,425	404,369

Egypt	162,168	171,023
Australia	67,788	65,207
North Sea	79,090	47,285
Argentina	47,825	44,021

International	356,871	327,536

Total	769,296	731,905

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended March 31,
	2012	2011
AVERAGE OIL PRICE PER BARREL
Central	$98.82	$89.33
Permian	98.36	88.72
GOM Deepwater	110.83	97.61
GOM Shelf	114.04	98.84
GC Onshore	113.36	97.73
United States (1)	102.08	89.72
Canada	92.47	87.21
North America (1)	101.02	89.43
Egypt (1)	123.55	107.14
Australia (1)	122.95	105.89
North Sea (1)	113.19	100.89
Argentina	83.03	60.36
International (1)	118.24	103.21
Total (1)	111.22	97.83

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.09	$4.42
Permian	3.72	4.99
GOM Deepwater	2.98	4.10
GOM Shelf	3.17	4.53
GC Onshore	2.82	4.51
United States (1)	3.93	4.94
Canada (1)	3.41	4.54
North America (1)	3.70	4.77
Egypt	3.79	4.44
Australia	4.18	2.50
North Sea	7.97	20.34
Argentina	2.98	2.18
International	4.02	3.43
Total (1)	3.82	4.32

AVERAGE NGL PRICE PER BARREL
Central	$37.50	$48.34
Permian	44.78	45.52
GOM Deepwater	38.51	37.69
GOM Shelf	42.93	42.41
GC Onshore	47.12	55.85
United States	43.51	44.99
Canada	41.63	40.12
North America	43.09	43.76
Egypt	—	63.35
North Sea	84.11	—
Argentina	26.20	30.51
International	49.16	32.79
Total	43.99	42.52

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache's adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company's operational trends and performance relative to other oil and gas producing companies.

•

Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company's results.

	For the Quarter Ended March 31,
	2012	2011
Income Attributable to Common Stock (GAAP)	$778	$1,115

Adjustments:
Canada proved property write-down, net of tax	390	—
Unrealized foreign currency fluctuation impact on deferred tax expense	7	12
Merger, acquisitions & transition, net of tax	3	4

Adjusted Earnings (Non-GAAP)	$1,178	$1,131

Net Income per Common Share—Diluted (GAAP)	$2.00	$2.86

Adjustments:
Canada proved property write-down, net of tax	0.97	—
Unrealized foreign currency fluctuation impact on deferred tax expense	0.02	0.03
Merger, acquisitions & transition, net of tax	0.01	0.01

Adjusted Earnings Per Share—Diluted (Non-GAAP)	$3.00	$2.90

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache's cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended March 31,
	2012	2011
Net cash provided by operating activities	$2,007	$1,979
Changes in operating assets and liabilities	641	264

Cash from operations before changes in operating assets and liabilities	$2,648	$2,243